Exhibit 99.1

Village Farms International Reports Strong Q1/24 Results

•
Total Sales Grow 21%, Net Loss Per Share Improves to ($0.03), Adjusted EBITDA Increases Six-Fold to $3.6 Million
•
Canadian Cannabis Retail Net Sales Grow 28% Organically Year-Over-Year, with Positive Adjusted EBITDA and Positive Free Cash Flow
•
Canadian Cannabis Expands Number 2 National Market Share Position1
•
Fresh Produce Delivers Profitability on Higher Year-Over-Year Sales and Improved EBITDA Margin

Vancouver, BC, May 8, 2024 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported its financial results for the first quarter ended March 31, 2024. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“The first quarter was an especially strong start to 2024. Canadian Cannabis retail branded sales grew 28% year-over-year, all organically, as we led the top five LPs in market share growth, further narrowing the gap to number one, and achieving a new record in April. Our success in quality, innovation and brand building, together with the support of our provincial boards and retail partners, are driving these results as we delight our consumers,” said Michael DeGiglio, President and Chief Executive Officer, Village Farms International. “In addition, our Fresh Produce business was profitable on a solid year-over-year increase in sales, with an improved adjusted EBITDA margin.”

"Total Canadian Cannabis sales delivered a new record, up 49% year-over-year to C$50.5 million, with another quarter of profitability and free cash flow. In our non-branded channel, we continued to be opportunistic around improved supply conditions and pricing, further reducing our non-brand-spec inventory and supporting cash flow.”

“In our International Cannabis business, we are on target to start production in our first facility in the Netherlands this year as the only North American company with a license participating in the first major legal recreational cannabis market in Europe. Our Canadian export business, currently shipping to four countries, is on track to deliver solid year-over-year growth this year.”

“We are excited about the acceleration of the global cannabis conversation and momentum in legalization. With our experience in Canada as a profitable, market share leader, there is no one better positioned than Village Farms to leverage its cannabis expertise for new market opportunities around the world, including in the U.S.”

“As we expand our cannabis business, we have a solid foundation for long-term success in our Fresh Produce business. This year, we expect to begin to benefit from our recent investments in the latest cultivation technologies, including artificial intelligence, as we continue to deliver on the expectations of customers and consumers.”

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

FIRST Quarter Financial Highlights

(All comparable periods are for the first quarter of 2023 unless otherwise stated)

Consolidated

•
Consolidated sales increased 21% year-over-year to $78.1 million from $64.7 million;
•
Consolidated net loss improved to ($2.9 million), or ($0.03) per share from ($6.6 million), or ($0.06) per share;
•
Consolidated adjusted EBITDA (a non-GAAP measure) improved to $3.6 million from $0.5 million; and,
•
Consolidated cash used improved to $3.6 million from cash used of $10.1 million (excluding net equity financing proceeds) with break-even cash from operations compared with cash used in operations of $3.7 million.

Canadian Cannabis (Pure Sunfarms and Rose LifeScience)

•
Net sales increased 49% to $37.4 million (C$50.5 million) from $25.1 million (C$34.0 million);
•
Retail branded sales increased 28%, international (export) sales decreased 13%, non-branded (wholesale) sales increased 181%;
•
Gross margin was 25% compared with 34%; (in Canadian dollars). This quarter’s gross margin was reduced by sales of non-brand-spec inventory in the non-branded channel:
•
Net income increased to $0.8 million (C$1.1 million) from net loss of ($0.1 million) (C$0.1 million); and,
•
Adjusted EBITDA increased to $4.1 million (C$5.5 million) from $3.9 million (C$5.3 million).

U.S. Cannabis (Balanced Health Botanicals)

•
Net sales were $4.5 million compared with $5.0 million;
•
Gross margin was 59% compared with 65%;
•
Net loss was ($0.7 million) compared with a net loss of ($0.4 million); and,
•
Adjusted EBITDA was ($0.6 million) compared with ($0.2 million).

Village Farms Fresh (Produce)

•
Sales increased 4% to $36.1million from $34.6 million;
•
Net income improved to $0.1 million from a net loss of ($2.6 million); and,
•
Adjusted EBITDA improved to $2.0million from negative ($1.0 million).

Strategic Growth and Operational Highlights

Canadian Cannabis

•
Is the fastest growing producer among the top five LPs in Canada1, expanding its number two market share position nationally to a new record in April, gaining share for nine consecutive months2;
•
Moved into the number two national market share position in the pre-roll category and expanded its number one national market share position in dried flower, achieving a record 18% share in April2;
•
Regained the top market share position in Ontario (Canada’s largest provincial market) for the first time since 20222;
•
Achieved record market share in Alberta3;
•
Launched Hi-Def Pre-Rolls, a first-of-its-kind pre-roll, featuring pure ground flower optimized for high potency, with THC content between 36-44%, with no concentrates, infusions or kief. Initial demand is exceeding expectations; and,
•
Expanded share of the milled category with the Super Toast brand in Ontario every month since its August 2023 launch, reaching the number two position with more than 20% share1.

1. For the first quarter of 2024. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

2. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

3. For the first quarter of 2024. Calculated from sales information provided by Alberta Gaming, Liquor and Cannabis (AGLC).

International Cannabis

•
In January 2024, the Company started the build-out of its first indoor cannabis production facility in Drachten, The Netherlands, targeting start of production for the fourth quarter of 2024.
•
Germany passed legislation partially legalizing cannabis for personal use beginning April 1, 2024. The new legislation will provide patients with greater access to high quality, legal products, which will be beneficial to further growth of the German medicinal cannabis market. Village Farms holds EU GMP certification from the District Government of Dusseldorf in 2022 and began shipping its best-selling Canadian strains to Germany in the second quarter of 2023.

U.S. Cannabis

•
Balanced Health’s CBDistillery reported study results demonstrating its shhh+ Distilled THC + CBN Deep Sleep Gummies help users to achieve better-quality rest, fall back to sleep during the night and wake up feeling refreshed;

•
Completion of internalization of gummy production on track for the second quarter of 2024, which will support consistency of supply and gross profit;

•
William (Bill) Stoufer was appointed President of Balanced Health. Mr. Stoufer joined BHB as Chief Operating Officer in 2019 and played a key role in establishing strong business processes with a focus on customer excellence, which contributed positive adjusted EBITDA and cash flow to Village Farms since acquisition; and,

•
The Company’s application for a Texas medicinal marijuana license remains pending review by the Department of Public Services. If awarded, the Company plans to work with its listing authority to structure an acceptable ownership structure.

VF Fresh (Produce)

•
Production of tomatoes started in half of the Delta 2 facility; and,
•
The Company has an ongoing sale process for its Monahans (Permian Basin, Texas) greenhouse facility. It is also evaluating other uses for the site and facility, some of which are outside its historical produce business.

Village Farms Clean Energy

•
In April 2024, the Delta, British Columbia Renewable Natural Gas Project began operations, which immediately began contributing incremental profitability to the Company.

Corporate

•
The Company ranked as one of the fastest growing companies in the Americas by The Financial Times and Statista for the second consecutive year. The Company ranked first among cannabis companies, 10th among agriculture, forestry and fishing companies, 32nd among Canadian companies and 355th overall, improving its overall ranking by 72 positions from last year.
•
The Company expanded its executive team with the following internal appointments to newly created roles, reflecting the Company’s proven business model and significant growth potential:
o
Chief Operating Officer – Ann Gillin Lefever;
o
President, Global Medical Cannabis – Paul Furfaro; and,
o
General Counsel, Global Cannabis – John Harloe, J.D., Ph.D.

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended March 31,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$50.5	$37.4	$34.0	$25.1	49%
Total Cost of Sales	$37.7	$27.9	$22.5	$16.7	68%
Gross Profit	$12.8	$9.5	$11.5	$8.4	11%
Gross Margin	25%	25%	34%	34%	-25%
SG&A	$10.4	$7.7	$9.3	$6.8	12%
Net income (loss)	$1.1	$0.8	($0.1)	($0.1)	-1200%
Adjusted EBITDA (1)	$5.5	$4.1	$5.3	$3.9	4%
Adjusted EBITDA Margin(1)	11%	11%	16%	16%	-30%
Free Cash Flow	$6.3	$4.6	$5.3	$1.3	20%

1 Adjusted EBITDA is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP.

Canadian Cannabis’ Percent of Sales by Channel

(millions except % metrics)	Three Months Ended March 31,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$59.7	$44.2	$46.7	$34.5	28%
International Sales	$2.0	$1.5	$2.3	$1.7	-13%
Non-Branded Sales	$8.7	$6.5	$3.1	$2.3	181%
Other	$0.6	$0.4	$0.5	$0.4	20%
Less: Excise Taxes	($20.5)	($15.2)	($18.6)	($13.8)	10%
Net Sales	$50.5	$37.4	$34.0	$25.1	49%

Presentation of Financial Results

The Company’s financial statements for the three months ended March 31, 2024, as well as the comparative periods for 2023, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Consolidated Financial Performance

	Three Months Ended March 31,
	2024	2023
Sales	$78,077	$64,656
Cost of sales	(62,564)	(52,356)
Gross margin	15,513	12,300
Selling, general and administrative expenses	(16,387)	(17,405)
Interest expense	(917)	(1,133)
Interest income	206	196
Foreign exchange loss	(878)	(69)
Other income (expense), net	104	30
Loss before taxes and loss from equity method investments	(2,359)	(6,081)
Provision for income taxes	(320)	(634)
Loss including non-controlling interests and before equity losses	(2,679)	(6,715)
Less: net (income) loss attributable to non-controlling interests, net of tax	(173)	79
Net loss attributable to Village Farms International Inc.	$(2,852)	$(6,636)
Adjusted EBITDA (1)	$3,591	$519
Basic loss per share	$(0.03)	$(0.06)
Diluted loss per share	$(0.03)	$(0.06)

1 Adjusted EBITDA is a not recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience and 85% interest Leli.

We caution that our results of operations for the three months ended March 31, 2024, and 2023 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended March 31, 2024
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$36,094	$37,446	$4,537	$—	$—	$78,077
Cost of sales	(32,784)	(27,938)	(1,842)	—	—	(62,564)
Selling, general and administrative expenses	(2,693)	(7,704)	(3,406)	(20)	(2,564)	(16,387)
Other (expense) income, net	(503)	(401)	—	—	(581)	(1,485)
Operating income (loss)	114	1,403	(711)	(20)	(3,145)	(2,359)
(Provision for) recovery of income taxes	—	(329)	—	—	9	(320)
Income (loss) from consolidated entities	114	1,074	(711)	(20)	(3,136)	(2,679)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(227)	—	—	54	(173)
Net income (loss)	$114	$847	$(711)	$(20)	$(3,082)	$(2,852)
Adjusted EBITDA (1)	$2,028	$4,073	$(615)	$(20)	$(1,875)	$3,591
Basic income (loss) per share	$0.00	$0.01	$(0.01)	$(0.00)	$(0.03)	$(0.03)
Diluted income (loss) per share	$0.00	$0.01	$(0.01)	$(0.00)	$(0.03)	$(0.03)

	For The Three Months Ended March 31, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$34,567	$25,112	$4,977	$—	$—	$64,656
Cost of sales	(33,952)	(16,658)	(1,739)	(7)	—	(52,356)
Selling, general and administrative expenses	(2,916)	(6,848)	(3,617)	(29)	(3,995)	(17,405)
Other (expense) income, net	(544)	(604)	3	—	169	(976)
Operating (loss) income	(2,845)	1,002	(376)	(36)	(3,826)	(6,081)
Recovery of (provision for) income taxes	226	(1,138)	—	—	278	(634)
Loss from consolidated entities	(2,619)	(136)	(376)	(36)	(3,548)	(6,715)
Less: net loss attributable to non-controlling interests, net of tax	—	31	—	—	48	79
Net loss	$(2,619)	$(105)	$(376)	$(36)	$(3,500)	$(6,636)
Adjusted EBITDA (1)	$(995)	$3,910	$(151)	$(36)	$(2,209)	$519
Basic loss per share	$(0.03)	$(0.00)	$(0.00)	$(0.00)	$(0.03)	$(0.06)
Diluted loss per share	$(0.03)	$(0.00)	$(0.00)	$(0.00)	$(0.03)	$(0.06)

1 Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience and 85% interest Leli.

A detailed discussion of our consolidated and segment results can be found in the 10Q MD&A on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Reconciliation of Net Income to Adjusted EBITDA

The following tables reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	For The Three Months Ended March 31, 2024
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net income (loss)	$114	$847	$(711)	$(20)	$(3,082)	$(2,852)
Add:
Amortization	1,334	2,271	54	—	60	3,719
Foreign currency exchange gain	9	27	—	—	735	771
Interest expense (income), net	571	306	—	—	(154)	723
Provision for (recovery of) income taxes	—	329	—	—	(9)	320
Provision for income taxes attributable to non-controlling interest	—	(99)	—	—	—	(99)
Share-based compensation	—	22	42	—	308	372
Interest expense for JV's	—	(8)	—	—	—	(8)
Amortization for JVs	—	367	—	—	267	634
Foreign currency exchange loss for JVs	—	3	—	—	—	3
Share-based compensation for JV's	—	23	—	—	—	23
Other expenses for JV's	—	(25)	—	—	—	(25)
Deferred financing fees	—	10	—	—	—	10
Adjusted EBITDA (1)	$2,028	$4,073	$(615)	$(20)	$(1,875)	$3,591

	For The Three Months Ended March 31, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net loss	$(2,619)	$(105)	$(376)	$(36)	$(3,500)	$(6,636)
Add:
Amortization	1,254	1,790	139	—	61	3,244
Foreign currency exchange loss (gain)	53	(13)	19	—	(26)	33
Interest expense (income), net	543	561	(24)	—	(143)	937
(Recovery of) provision for income taxes	(226)	1,138	—	—	(278)	634
Share-based compensation	—	144	90	—	1,449	1,683
Amortization for JVs	—	332	—	—	228	560
Foreign currency exchange loss for JVs	—	1	—	—	—	1
Share-based compensation for JV's	—	34	—	—	—	34
Other expense, net for JV's	—	(6)	—	—	—	(6)
Deferred financing fees	—	34	—	—	—	34
Other expense, net	—	—	1	—	—	1
Adjusted EBITDA (1)	$(995)	$3,910	$(151)	$(36)	$(2,209)	$519

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition and 85% interest in Leli since acquisition.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three months ended March 31, 2024 in the Company Form 10-Q, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Conference Call

Village Farms’ management team will host a conference call to discuss its first quarter financial results today, Wednesday, May 8, 2024, at 8:30 a.m. ET. Participants can access the conference call by telephone at (800) 715-9871 or (646) 307-1963, or via the Internet athttps://edge.media-server.com/mmc/p/jeaqt3fm/ (conference ID 7790112).

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question and answer session as time permits.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay beginning approximately one hour following completion of the call on Village Farms’ web site at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America, the Netherlands and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 70% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region and Europe.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the

"Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Inc. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; market position; ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the US federal (Food and Drug Administration and United States Department of Agriculture), state and municipal rules and regulations with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing COVID-19 pandemic; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations LodeRock Advisors (416) 519-4196 lawrence.chamberlain@loderockadvisors.com

Village Farms International, Inc.

Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$ 26,685	$ 30,291
Restricted cash	5,000	5,000
Trade receivables	38,826	30,561
Inventories	74,029	78,472
Other receivables	115	294
Prepaid expenses and deposits	6,197	7,150
Total current assets	150,852	151,768
Non-current assets
Property, plant and equipment	201,020	205,613
Investments	2,656	2,656
Goodwill	54,942	55,918
Intangibles	30,778	32,275
Deferred tax asset	4,201	4,201
Right-of-use assets	11,944	12,596
Other assets	2,046	1,962
Total assets	$ 458,439	$ 466,989
LIABILITIES
Current liabilities
Line of credit	$ 4,000	$ 4,000
Trade payables	19,935	21,753
Current maturities of long-term debt	8,866	9,133
Accrued sales taxes	21,331	15,941
Accrued loyalty program	1,668	1,773
Accrued liabilities	12,024	15,076
Lease liabilities - current	2,243	2,112
Income tax payable	47	28
Other current liabilities	2,561	2,340
Total current liabilities	72,675	72,156
Non-current liabilities
Long-term debt	37,217	38,925
Deferred tax liability	23,553	23,730
Lease liabilities - non-current	10,534	11,335
Other liabilities	2,044	1,902
Total liabilities	146,023	148,048
Commitments and contingencies
MEZZANINE EQUITY
Redeemable non-controlling interest	15,627	15,667
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 110,248,929 shares issued and outstanding at March 31, 2024 and December 31, 2023.	386,719	386,719
Additional paid in capital	26,016	25,611
Accumulated other comprehensive loss	(7,503)	(3,540)

Retained earnings	(109,017)	(106,165)
Total Village Farms International, Inc. shareholders’ equity	296,215	302,625
Non-controlling interest	574	649
Total shareholders’ equity	296,789	303,274
Total liabilities, mezzanine equity and shareholders’ equity	$ 458,439	$ 466,989

Village Farms International, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Sales	$ 78,077	$ 64,656
Cost of sales	(62,564)	(52,356)
Gross profit	15,513	12,300
Selling, general and administrative expenses	(16,387)	(17,405)
Interest expense	(917)	(1,133)
Interest income	206	196
Foreign exchange loss, net	(878)	(69)
Other income (expense)	104	30
Loss before taxes	(2,359)	(6,081)
Provision for income taxes	(320)	(634)
Loss including non-controlling interests	(2,679)	(6,715)
Less: net (income) loss attributable to non-controlling interests, net of tax	(173)	79
Net loss attributable to Village Farms International, Inc. shareholders	$ (2,852)	$ (6,636)
Basic loss per share attributable to Village Farms International, Inc. shareholders	$ (0.03)	$ (0.06)
Diluted loss per share attributable to Village Farms International, Inc. shareholders	$ (0.03)	$ (0.06)
Weighted average number of common shares used in the computation of net loss per share (in thousands):
Basic	110,249	104,097
Diluted	110,249	104,097
Loss including non-controlling interests	$ (2,679)	$ (6,715)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(4,251)	862
Comprehensive loss including non-controlling interests	(6,930)	(5,853)
Comprehensive loss (income) attributable to non-controlling interests	115	(42)
Comprehensive loss attributable to Village Farms International, Inc. shareholders	$ (6,815)	$ (5,895)

Village Farms International, Inc.

Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows provided by (used in) operating activities:
Net loss attributable to Village Farms International, Inc. shareholders	$ (2,852)	$ (6,636)
Adjustments to reconcile net loss attributable to Village Farms International, Inc. shareholders to net cash provided by (used in) operating activities:
Depreciation and amortization	4,558	3,986
Amortization of deferred charges	10	34
Net loss attributable to non-controlling interest	173	(79)
Interest expense	917	1,133
Interest paid on long-term debt	(1,062)	(1,511)
Unrealized foreign exchange loss	130	(13)
Loss on disposal of assets	—	4
Non-cash lease expense	631	(4)
Share-based compensation	405	1,732
Deferred income taxes	330	(734)
Changes in non-cash working capital items	(3,290)	(1,580)
Net cash used in operating activities	(50)	(3,668)
Cash flows used in investing activities:
Purchases of property, plant and equipment	(1,876)	(1,076)
Net cash used in investing activities	(1,876)	(1,076)
Cash flows (used in) provided by financing activities:
Repayments on borrowings	(1,442)	(4,788)
Proceeds from issuance of common stock and warrants	—	24,772
Issuance costs	—	(1,437)
Proceeds from exercise of stock options	—	83
Net cash (used in) provided by financing activities	(1,442)	18,630
Effect of exchange rate changes on cash and cash equivalents	(238)	(678)
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,606)	13,208
Cash, cash equivalents and restricted cash, beginning of period	35,291	21,676
Cash, cash equivalents and restricted cash, end of period	$ 31,685	$ 34,884